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                                                                      EXHIBIT 14

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 33-63589 on Form N-14 of Prudential Government Income Fund, Inc. of our reports on the financial statements of the Prudential Government Income Fund, Inc. dated April 13, 1995 and Prudential U.S. Government Fund dated December 16, 1994 (the "Portfolios"), which are incorporated by reference in and are a part of such Registration Statement, and to the references to us under the headings "Financial Highlights" in the Prospectus of each Portfolio, which are incorporated by reference in and are a part of such Registration Statement, and "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information of each Portfolio, which are incorporated by reference in such Registration Statement (and is part of such Registration Statement for the Prudential Government Income Fund, Inc.).

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
New York, New York
November 10, 1995